Exhibit 15.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AWARENESS LETTER

November 5, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated November 5, 2004 on our review of the interim financial information of GlobalSantaFe Corporation and its subsidiaries (the “Company”) for the three and nine month periods ended September 30, 2004 and included in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2004, is incorporated by reference in (i) The Registration Statements on Form S-8 (Registration Nos. 333-7070, 333-62708, 333-73878, 333-105015, 333-112670 and
333-111448) of GlobalSantaFe Corporation, (ii) the Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (Registration No. 333-70268) of GlobalSantaFe Corporation, (iii) the Registration Statement on Form S-4 (Registration No.
333-105139) of GlobalSantaFe Corporation, and (iv) the Registration Statement on Form S-3 (Registration No. 333-108643) of GlobalSantaFe Corporation

Very truly yours,

/s/ PricewaterhouseCoopers LLP